STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

AGENCY SERVICES OF NEVADA
P O BOX 6477
RENO, NV 89513

Job:C20150701-0527
July 1, 2015

Special Handling Instructions:
24HR AMEND, DAS, 07-01-15, EMAIL TO: agencyservicesofnevada@gmail.com

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20150304696-76	6/30/2015 2:10:26 PM	1	$11,000.00	$11,000.00
24 Hour Expedite	20150304696-76	6/30/2015 2:10:26 PM	1	$125.00	$125.00
Total					$11,125.00

Payments

Type	Description	Amount
Credit	269670|15070180227819	$11,125.00
Total		$11,125.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

AGENCY SERVICES OF NEVADA
P O BOX 6477
RENO, NV 89513

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20150304696-76** Filing Date and Time **06/30/2015 2:10 PM** Entity Number **C8634-1988**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Medican Enterprises, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

30 Billion (30,000,000,000) common shares of $0.001 per value and 5 million (5,000,000) prefered shares at $0.001 par value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: 6/29/15 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.